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                                                                     EXHIBIT 5.1

                              BRYAN CAVE LLP
ST. LOUIS, MISSOURI                                    RIYADH, SAUDI ARABIA
WASHINGTON, D.C.        2020 MAIN STREET, SUITE 600     KUWAIT CITY, KUWAIT
NEW YORK, NEW YORK                                     ABU DHABI, UNITED ARAB
KANSAS CITY, MISSOURI    IRVINE, CALIFORNIA 92614             EMIRATES
OVERLAND PARK, KANSAS                                DUBAI, UNITED ARAB EMIRATES
PHOENIX, ARIZONA              (949) 223-7000                  HONG KONG
SANTA MONICA, CALIFORNIA                                  SHANGHAI, PEOPLE'S
                         FACSIMILE (949) 223-7100         REPUBLIC OF CHINA

                                                     IN ASSOCIATION WITH BRYAN
                                                       CAVE, A MULTINATIONAL
                                                             PARTNERSHIP
                                                           LONDON, ENGLAND


                                  May 4, 2001


Primal Solutions, Inc.
18881 Von Karman Avenue, Suite 450
Irvine, California  92612

     Re: Primal Solutions, Inc.--Registration Statement on Form S-8 for Issuance of up to 3,939,392 Shares of Common Stock

Gentlemen:

     We have acted as counsel to Primal Solutions, Inc., a Delaware corporation (the "Company"), in connection with the registration for issuance of 3,939,392 shares of the Company's common stock, $.01 par value per share (the "Shares"), as described in the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Shares may hereafter be issued pursuant to the Primal Solutions, Inc. 2001 Flexible Incentive Plan (the "Plan") subject to the terms, conditions and limitations set forth in that certain Governance Document dated as of February 9, 2001 (the "Governance Document").

     In rendering the opinions expressed herein, we have examined (i) the Company's Certificate of Incorporation and all amendments thereto, (ii) the Company's Amended and Restated Bylaws, as amended, (iii) the applicable minutes of meetings or consents in lieu of meetings of the Company's board of directors (the "Board") and stockholders, and (iv) such other corporate records and documents, certificates of corporate and public officials and statutes as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, the authenticity of the originals of such photostatic, certified or conformed copies, and compliance both in the past and in the future with the terms of the Plan by the Company and its employees, officers, the Board and any committees appointed to administer the Plan.

     Based upon such examination and in reliance thereon, we are of the opinion that upon the issuance of Shares in accordance with the terms and conditions of the Plan and the Governance Document, including receipt prior to issuance by the Company of the full consideration for the Shares (which consideration shall be at least equal to the par value thereof), the Shares will be validly issued, fully paid and nonassessable shares of Common Stock. This opinion is not rendered with respect to any laws other than the laws of the State of California, the corporate law of the State of Delaware, and the Federal law of the United States.

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                                BRYAN CAVE LLP

Primal Solutions, Inc.
May 4, 2001
Page 2

     We consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                 Very truly yours,

                                 /s/ BRYAN CAVE LLP

                                 Bryan Cave LLP